Exhibit 10.30

DATED 5 APRIL 2012

Amsterdam Molecular Therapeutics (AMT) B.V.

and

Amsterdam Molecular Therapeutics (AMT) IP B.V.

as the Transferees

and

Amsterdam Molecular Therapeutics (AMT) Holding N.V.

as the Transferor

DEED OF ASSIGNMENT OF
CERTAIN ASSETS AND
LIABILITIES OF AMSTERDAM
MOLECULAR THERAPEUTICS
(AMT) HOLDING N.V.

THIS DEED is made on 5 April 2012.

BETWEEN:

(1)                                Amsterdam Molecular Therapeutics (AMT) B.V., a company incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands, registered with the trade register of the Chamber of Commerce with number 34275365;

(2)                                Amsterdam Molecular Therapeutics (AMT) IP B.V., a company incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands, registered with the trade register of the Chamber of Commerce with number 34275369;

(Amsterdam Molecular Therapeutics (AMT) B.V. and Amsterdam Molecular Therapeutics (AMT) IP B.V. collectively also the “Transferees” and each individually a “Transferee”), and

(3)                                Amsterdam Molecular Therapeutics (AMT) Holding N.V., a company incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands, registered with the trade register of the Chamber of Commerce with number 33301321 (the “Transferor”)

The parties to this Agreement are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

RECITALS:

(1)                                Pursuant to an agreement dated 16 February 2012 (the “Economic Ownership Transfer Agreement”) the Transferor contributed the economic ownership (economische eigendom) of the Business (as defined in the Economic Ownership Transfer Agreement) to the Transferees subject to and upon the terms and conditions of the Economic Ownership Transfer Agreement.

(2)                                The Transferor and the Transferees wish to transfer the legal title (juridische eigendom) to the Business to the Transferees as contemplated in the Economic Ownership Transfer Agreement by entering into this asset transfer agreement (the “Deed of Assignment”) and performing all other actions necessary to transfer the legal title to, and therefore the ownership of, the Business to the Transferees in accordance with Clause 2 of the Economic Ownership Transfer Agreement.

(3)                                The conditions stipulated in Clause 3 of the Economic Ownership Transfer Agreement have been fulfilled or waived and parties have agreed that the legal titel of the Business shall be transferred on the execution of this Deed of Assignment, but prior to the Completion Date.

(4)                                Furthermore, the Transferor and the Transferees wish to transfer the legal title (juridische eigendom) and the economic ownership (economische eigendom) of the Seller Loans to the Transferees and to effectuate such transfer by entering into this Deed of Assignment and performing all other actions necessary to effectuate such transfer.

(5)                                The Transferor has obtained all internal corporate approvals required for the execution and performance of this Deed of Assignment.

IT IS AGREED as follows:

1.                                     INTERPRETATION

Definitions used in this Deed of Assignment have the same meaning as given to them in the Economic Ownership Transfer Agreement unless stated otherwise, and the provisions of Clause 1 (Interpretation) of the Economic Ownership Transfer Agreement shall apply to this Agreement.

2.                                     TRANSFER OF OWNERSHIP

2.1.                           Agreement to transfer

2.1.1.                           Subject to the terms and conditions of this Deed of Assignment and the Economic Ownership Transfer Agreement, the Transferor hereby transfers and delivers the legal title to the Business to the Transferees and the Transferees hereby accept and assume from the Transferor the Business, including the Business Assets and the Business Liabilities, whereby:

(A)                              the legal title to the Business Intellectual Property Rights is transferred to AMT IP BV; and

(B)                              the legal title to the other Business Assets and Business Liabilities is transferred to AMT BV.

2.1.2.                           The Transferees and the Transferor acknowledge that to the extent the transfer and delivery of any of the Business Assets and/or Business Liabilities requires a deed (akte) this Deed of Assignment constitutes a deed of transfer for such Business Assets and Business Liabilities to take effect from the execution of this Deed of Assignment.

2.1.3.                           The transfer and delivery of the Business Assets and Business Liabilities shall further be effectuated as set out in Clause 2 of the Economic Ownership Transfer Agreement.

2.1.4.                           The legal title to the respective parts of the Business shall be transferred to AMT IP BV and AMT BV by way of a contribution in kind (inbreng in natura) on the ordinary shares in the capital of the Transferees held by the Transferor, without the issuance of new shares. The value of such contribution will be recorded as share premium (agiostorting) in the books of AMT IP BV and AMT BV.

2.2.                           Business Goodwill and Know How

The Business Goodwill and Know How are hereby transferred to the Transferees.

2.3.                           Business Intellectual Property Rights

The Business Intellectual Property Rights are hereby transferred to AMT IP BV. AMT IP BV shall register the registered Business Intellectual Property Rights in its name in all relevant registers. To the extent any of the Business Intellectual Property Rights consists of a license (“Business Permit”), such license shall, if permitted under the license, be transferred in accordance with the relevant requirements of such license and in accordance with Clause 2.6, simultaneously with the execution of this Deed of Assignment.

2.4.                           Business Assets

2.4.1.                           All Business Assets, including but not limited to ICT, inventory and equipment, business records, business stock and work in progress and all other Business Assets that are transferable by delivery (bezitsverschaffing), to the extent such Business Assets are not held by others for or on behalf of the Transferor, are hereby transferred and delivered to the relevant Transferee by giving access to the places where these Business Assets are physically located and by having delivered to the relevant Transferee all keys and title documents and other evidence of ownership.

2.4.2.                           To the extent that any of the Business Assets that are mentioned in Clause 2.4.1 are held by others for or on behalf of the Transferor, such Business Assets are transferred and delivered to the relevant Transferee by a notice from the Transferor to the other parties, also on behalf of the relevant Transferee, instructing such party to hold such Business Assets for or on behalf of the relevant Transferee to take effect prior to the Completion Date. The Transferor shall send the relevant Transferee a copy of such notices.

2.4.3.                           To the extent any of the Business Assets consists of a license, such license shall, if permitted under the license, be transferred in accordance with the relevant requirements of such license and in accordance with Clause 2.6 simultaneously with the execution of this Deed of Assignment.

2.5.                           Business Liabilities

The Business Liabilities are hereby transferred to the relevant Transferee in accordance with the terms and conditions of the Economic Ownership Transfer Agreement.

2.6.                           Contracts and Business Permits

All Contracts and Business Permits are hereby transferred to the relevant Transferee in accordance with the relevant requirements of such Contract or Business Permit and the terms and conditions of the Economic Ownership Transfer Agreement.

2.7.                           Other assets and liabilities

Notwithstanding the provisions of Clause 2.1 up to and including 2.6, the Transferor hereby transfers and delivers the legal title of all other existing assets, business assets, liabilities and/or contracts of the Transferor, if any, to AMT BV and AMT BV hereby acquire and accept from the Transferor all such other assets, including but not limited to cash, business assets, liabilities and/or contracts.

2.8.                           Excluded assets and liabilities

The provisions of this Deed of Assignment do not extend to the Loan Notes, Convertible Loan Note Agreement, Sale Shares, Administration, rights and obligations pursuant to the BAA, the listing agreement between the Transferor and Euronext Amsterdam, the contract with the ENL agent and the payment agent, the liquidity provider agreement between the Transferor and Kempen & Co N.V., the D&O Insurance policy of the Transferor, any outstanding obligations under any stock option plan or other employee plan of the Transferor and any and all agreements the Transferor entered into with Senter Novem. This

Deed of Assignment does therefore not constitute a transfer of the legal title to any of the assets and contracts mentioned in this Clause 2.8.

2.9.                           Other transfer requirements

If and insofar the transfer of any existing Business Assets or Business Liabilities requires any other acts for the transfer of the legal title to such Business Assets or Business Liabilities than mentioned in this Deed of Assignment, Parties shall satisfy such requirements and comply with the relevant statutory provisions, as soon as reasonably and practically possible.

3.                                     TRANSFER OF SELLER LOANS

3.1.                           Agreement to transfer

3.1.1.                           Subject to the terms and conditions of this Deed of Assignment the Transferor hereby contributes to

(A)                              AMT BV and AMT BV hereby accept from the Transferor, the legal title and economic ownership of the AMT BV Seller Loan; and

(B)                              AMT IP BV and AMT IP BV hereby accept from the Transferor, the legal title and economic ownership of the AMT IP BV Seller Loan.

3.1.2.                           The AMT BV Seller Loan and the AMT IP BV Seller Loan are with the effect as of the signing date of this Deed of Assignment transferred to AMT BV and AMT IP BV, respectively, by way of a contribution in kind (inbreng in natura) on the ordinary shares in the capital of AMT BV and AMT IP BV held by the Transferor, without the issuance of new shares. The value of the AMT BV Seller Loan and the AMT IP BV Seller Loan will be recorded as share premium (agiostorting) in the books of AMT BV and AMT IP BV.

3.1.3.                           As a result of the contribution set forth in Clause 3.1 above:

(A)                              AMT BV is both the debtor and the creditor under the AMT BV Seller Loan; and

(B)                              AMT IP BV is both the debtor and the creditor under the AMT IP BV Seller Loan,

resulting in the cancellation of the AMT BV Seller Loan and the AMT IP BV Seller Loan.

3.2.                           VAT

The Transferor and the Transferees are included in a fiscal unity for Dutch VAT purposes within the meaning of article 7 paragraph 4 Dutch VAT Act 1968 (Wet op de omzetbelasting 1968) and the Transferor and the Transferees expressly agree that the transfer of the legal title and economic ownership of the Seller Loans occurs within the fiscal unity for Dutch VAT and that therefore no VAT should become due as a result of such transfer.

4.                                     ECONOMIC OWNERSHIP TRANSFER AGREEMENT

The Economic Ownership Transfer Agreement constitutes an integral part of this Deed of Assignment and is hereby incorporated into this Deed of Assignment by this reference. This Deed of Assignment shall in no way impair or affect the Economic Ownership Transfer Agreement that shall remain in full force and effect despite Completion.

5.                                     GOVERNING LAW AND JURISDICTION

5.1.                           Governing law

This Deed of Assignment is governed by the laws of the Netherlands, but excluding the Vienna Convention for the International Sale of Goods.

5.2.                           Jurisdiction

The competent court in Amsterdam, the Netherlands, shall have exclusive jurisdiction to settle any dispute in connection with this Deed of Assignment without prejudice to the right of appeal and that of appeal to the Supreme Court.

THUS AGREED AND SIGNED ON 5 APRIL 2012,

Amsterdam Molecular Therapeutics (AMT) B.V.	Amsterdam Molecular Therapeutics (AMT) IP B.V.

By: /s/Joern Aldag	By: /s/Joern Aldag

Title: CEO	Title: CEO

Amsterdam Molecular Therapeutics (AMT) Holding N.V.

By: /s/Joern Aldag

Title: CEO